Exhibit 99.906CERT

EHIBIT 5: CERTIFICATION PUSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of abrdn Healthcare Opportunities Fund, do hereby certify, to such officer’s knowledge, that the report on Form N-CSR of abrdn Healthcare Opportunities Fund for the period ended September 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of abrdn Healthcare Opportunities Fund for the stated period.

Dated:	12/11/23

/s/ Christian Pittard	/s/ Sharon Ferrari
Name: Christian Pittard	Name: Sharon Ferrari
Title: Principal Executive Officer of abrdn Healthcare Opportunities Fund	Title: Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to abrdn Healthcare Opportunities Fund and will be retained by abrdn Healthcare Opportunities Fund and furnished to the SEC or its staff upon request. This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.